Exhibit 99.1

NewsRelease

TC PipeLines, LP to Attend 16th Annual Wells Fargo Pipeline, MLP and Utility Symposium

HOUSTON, Texas – December 1, 2017 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will participate at the 16th Annual Wells Fargo Pipeline, MLP and Utility Symposium on Wednesday, December 6, 2017 in New York City.  Brandon Anderson, President of TC PipeLines GP, Inc., the Partnership's general partner, will attend and meet with investors during the conference.

A copy of the meeting materials will be available on the morning of December 6, 2017 on the Investor Center section of the Partnership's website at http://www.tcpipelineslp.com/events-and-presentations.html.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Enquiries:
Mark Cooper / Grady Semmens
403.920.7859 or 800.608.7859

Unitholder and Analyst Enquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com